EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

          The Board of Directors
          WorldCorp, Inc.:

          We consent to the use of our reports included or incorporated by reference in WorldCorp's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the consolidated financial statements refers to changes in the methods of accounting for postretirement benefits other than pensions and income taxes.

                            KPMG PEAT MARWICK LLP

          Washington, D.C.

          January 12, 1995